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                                                                     EXHIBIT 1.2

                                PRICING AGREEMENT

CITIGROUP GLOBAL MARKETS INC.
390 GREENWICH STREET
NEW YORK, NEW YORK 10013

AND

MORGAN STANLEY & CO. INCORPORATED
1585 BROADWAY
NEW YORK, NY 10036

AS REPRESENTATIVES OF THE SEVERAL
  UNDERWRITERS NAMED ON SCHEDULE I HERETO

                                                                 August 19, 2003

Ladies and Gentlemen:

                  SLM Funding LLC, a Delaware limited liability company (the "Company"), and the Student Loan Marketing Association, a corporation formed under the laws of the United States ("Sallie Mae"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 19, 2003 (the "Underwriting Agreement"), between the Company and Sallie Mae, on the one hand, and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, on the other hand, that the Company will cause the trust (the "Trust") formed pursuant to the Trust Agreement dated as of August 1, 2003 between the Company and Chase Manhattan Bank USA, National Association, as trustee (the "Eligible Lender Trustee"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Student Loan-Backed Notes (the "Notes") specified in Schedule II hereto (the "Designated Securities"). The Notes will be issued and secured pursuant to the Indenture, dated as of August 1, 2003 (the "Indenture"), among the Trust, the Eligible Lender Trustee and The Bank of New York, as trustee (the "Indenture Trustee").

                  Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the

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provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                  The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

                  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in
Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in
Schedule II.

                  During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including August 28, 2003, the Company agrees, and Sallie Mae agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell, contract to sell or otherwise dispose of, any securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

                  Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, with the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom. The Company represents and agrees that it has been informed of the existence of the FSA stabilizing guidance contained in Section MAR 2, Ann 2G of the FSA Handbook (the Handbook of rules and guidance issued by the Financial Services Authority).

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                  If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and Sallie Mae. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and Sallie Mae for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                        Very truly yours,

                                        SLM FUNDING LLC

                                        By: /s/ MARK L. HELEEN
                                            Name:  Mark L. Heleen
                                            Title: Vice President

                                        STUDENT LOAN MARKETING ASSOCIATION

                                        By: /s/ MICHAEL E. SHEEHAN
                                            Name:  Michael E. Sheehan
                                            Title: Vice President

                                       3
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Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.

By: /s/ JOHN P. EBBOTT, JR.
    Name:  John P. Ebbott, Jr.
    Title: Director

MORGAN STANLEY & CO. INCORPORATED

By: /s/ LAYA KHADJARI
    Name:  Laya Khadjari
    Title: Managing Director

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                                   SCHEDULE I

                 AMOUNT OF DESIGNATED SECURITIES TO BE PURCHASED

          UNDERWRITER                CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4        CLASS B
Citigroup Global Markets Inc.       $ 68,750,000   $102,250,000   $ 65,500,000   $132,168,000   $ 11,520,000

Morgan Stanley & Co. Incorporated   $ 68,750,000   $102,250,000   $ 65,500,000   $132,168,000   $ 11,520,000

Greenwich Capital Markets, Inc.     $ 68,750,000   $102,250,000   $ 65,500,000   $132,168,000   $ 11,520,000

J.P. Morgan Securities, Inc.        $ 68,750,000   $102,250,000   $ 65,500,000   $132,168,000   $ 11,519,000

TOTAL                               $275,000,000   $409,000,000   $262,000,000   $528,672,000   $ 46,079,000
                                    ============   ============   ============   ============   ============

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                                   SCHEDULE II

TITLE OF EACH CLASS OF DESIGNATED SECURITIES:

         Floating Rate Class A-1 Student Loan-Backed Notes
                           (for purposes of this Schedule II, "Class A-1") Floating Rate Class A-2 Student Loan-Backed Notes
                           (for purposes of this Schedule II, "Class A-2") Floating Rate Class A-3 Student Loan-Backed Notes
                           (for purposes of this Schedule II, "Class A-3") Floating Rate Class A-4 Student Loan-Backed Notes
                           (for purposes of this Schedule II, "Class A-4") Floating Rate Class B Student Loan-Backed Notes
                           (for purposes of this Schedule II, "Class B")

AGGREGATE PRINCIPAL AMOUNT OF EACH CLASS:

Class A-1:        $275,000,000
Class A-2:        $409,000,000
Class A-3:        $262,000,000
Class A-4:        $528,672,000
Class B:          $ 46,079,000

PRICE TO PUBLIC OF EACH CLASS:

Class A-1:        100.00%
Class A-2:        100.00%
Class A-3:        100.00%
Class A-4:        100.00%
Class B:          100.00%

PURCHASE PRICE BY UNDERWRITERS OF EACH CLASS:

Class A-1:        99.875%
Class A-2:        99.820%
Class A-3:        99.800%
Class A-4:        99.780%
Class B:          99.710%

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:                Same Day Funds

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INDENTURE: Indenture, dated as of August 1, 2003, among The Bank of New York, as
Indenture Trustee, the SLM Student Loan Trust 2003-9, and Chase Manhattan Bank USA, National Association, as Eligible Lender Trustee.

MATURITY:

Class A-1:        June 2008 Distribution Date
Class A-2:        June 2011 Distribution Date
Class A-3:        December 2012 Distribution Date
Class A-4:        March 2019 Distribution Date
Class B:          March 2024 Distribution Date

INTEREST RATE:

Class A-1:        interpolated 3-month/4-month LIBOR* plus 0.01%
Class A-2:        interpolated 3-month/4-month LIBOR* plus 0.04%
Class A-3:        interpolated 3-month/4-month LIBOR* plus 0.11%
Class A-4:        interpolated 3-month/4-month LIBOR* plus 0.20%
Class B:          interpolated 3-month/4-month LIBOR* plus 0.55%

--------------
* As to initial Accrual Period; thereafter, Three-month LIBOR.

FORM OF DESIGNATED SECURITIES: Book-Entry (DTC)

TIME OF DELIVERY: August 28, 2003

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

         Student Loan Marketing Association
         11600 Sallie Mae Drive
         Reston, VA 20193

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NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives:    Citigroup Global Markets, Inc.

         Address for Notices, etc.: Citigroup Global Markets, Inc.

                                    390 Greenwich Street
                                    New York, NY 10013
                                    Facsimile: (212) 723-8591
                                    Attn: Jeb Ebbott

     Designated Representatives:    Morgan Stanley & Co. Incorporated

         Address for Notices, etc.: Morgan Stanley & Co. Incorporated

                                    1585 Broadway
                                    New York, NY 10036

                                    Facsimile: (212) 761-0782
                                    Attn: Jack Kattan

         MODIFICATIONS TO THE UNDERWRITING AGREEMENT (SOLELY FOR THE PURPOSES OF THIS PRICING AGREEMENT):

         1. The following sentence is hereby added to the end of the second paragraph of the Underwriting Agreement:

                  In addition, the Trust will enter into an interest rate cap agreement (the "Interest Rate Cap Agreement") with Sallie Mae.

         2. The following paragraph is hereby added to Section 7 of the Underwriting Agreement:

                  (n) The Interest Rate Cap Agreement shall have been entered into by the Trust and Sallie Mae, and the Underwriters shall have received a copy, addressed to them or on which they are otherwise entitled to rely, of each opinion of counsel required to be delivered thereunder at or before the Time of Delivery, and a copy of each certificate required to be delivered thereunder at or before the Time of Delivery.

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